Exhibit 99.1

Sonida Senior Living Announces Second Quarter 2026 Results

DALLAS, Texas – August 10, 2026 – Sonida Senior Living, Inc. (the “Company,” “Sonida,” “we,” “our,” or “us”) (NYSE: SNDA), a leading owner, operator and investor of senior housing communities, today announced its results for the second quarter ended June 30, 2026.
“Sonida's second quarter results reflect continued momentum from the strengthening of our operating platform and deliberate execution on our growth strategy. The Same-Store Portfolio saw occupancy expand 240 basis points year-over-year to 87.8% while NOI grew 16.9%, resulting in 250 basis points of margin expansion,” said Brandon Ribar, President and CEO.
“With our operating foundation firmly in place, our primary objective continues to be driving sustained strong NOI growth in the existing portfolio, guided by our differentiated resident-first philosophy. We are pairing that organic growth with disciplined pipeline development that is funded by an increasingly flexible balance sheet and underwritten with a return-driven capital allocation framework. Moreover, our acquisitions are further enhanced with SPIN's density and data advantages, which sharpens how we deploy capital and integrate communities. Together, these give us confidence in our ability to deliver durable, long-term value for our shareholders.”
Second Quarter 2026 Highlights
•Net loss attributable to common shareholders of $24.5 million, or $(0.52) per share.
•Normalized Funds from Operations (“FFO”) of $23.7 million, or $0.48 per share.
•Adjusted EBITDA of $50.0 million, an increase of 30.0%, over Adjusted EBITDA (pro forma) for Q2 2025.
•Same-Store Net Operating Income (“NOI”) of $51.5 million, an increase of 16.9% compared to prior year.
•Same-Store weighted average occupancy of 87.8% and RevPOR of $5,372, representing increases of 240 basis points and 4.9%, respectively, from the same pro forma measures in prior year.
Subsequent Events
On August 7, 2026 the Company entered into the Second Amended and Restated Term Loan Agreement with Ally Bank (“Ally Term Loan”) which provides up to $380 million in borrowings. At closing, the Company drew $372.5 million on the Ally Term Loan and will have a delayed draw of $7.5 million available subject to achieving certain debt yields and debt service coverages ratios. The funds were used to fully repay the existing $122 million term loan with Ally and the $170 million on the bridge debt, with the remaining net proceeds used to pay down $70 million on the senior secured revolving credit facility. The loan has a five-year maturity with two one-year extension options and an interest rate of SOFR plus 185 basis points. The Ally Term Loan is secured by 28 of the Company’s communities.

Liquidity and Capital Resources
On May 18, 2026, the Company entered into an equity distribution agreement with several sales agents, whereby the Company may sell, at its option, shares of its common stock up to an aggregate offering price of $250 million (the “ATM Program”). The Company has sold 671,732 shares of common stock pursuant to its ATM Program at a weighted average price of $41.05 for $27.3 million in net proceeds.
Cash Flows
The table below presents a summary of the Company’s net cash provided by (used in) operating, investing, and financing activities (in thousands):

	Six Months Ended June 30,
	2026	2025	Change
Net cash provided by (used in) operating activities	$(27,169)	$12,755	$(39,924)
Net cash used in investing activities	(922,932)	(37,471)	(885,461)
Net cash provided by financing activities	985,285	19,326	965,959
Increase (decrease) in cash, cash equivalents, and restricted cash	$35,184	$(5,390)	$40,574
In addition to $48.7 million of unrestricted cash as of June 30, 2026, our future liquidity will depend in part upon our operating performance, which will be affected by prevailing economic conditions, and financial, business and other factors, some of which are beyond our control. Principal sources of liquidity are expected to be cash flows from operations, borrowings under our revolving credit facility, proceeds from debt financings, refinancings, and proceeds from equity offerings. These transactions are expected to provide additional financial flexibility to us and increase our liquidity position.
Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s financial results for the three months ended June 30, 2026 on Monday, August 10, 2026, at 11:00 a.m. Eastern Time. To participate, dial 833-461-5787 (or +1 585-542-9983 for international callers), meeting ID 658575699. A link to the simultaneous webcast of the teleconference will be available at: https://events.q4inc.com/attendee/658575699. The webcast will be available for replay for 12 months on the Company’s investor relations website and a transcript of the call will be posted shortly after the conference call ends.
About the Company
Dallas-based Sonida Senior Living, Inc., is one of the largest, pure-play owner-operators and investors in U.S. senior living communities, with a focus on independent living, assisted living and memory care communities and services for senior adults. The Company provides compassionate, resident-centric services and care as well as engaging programming at the senior housing communities we operate. As of June 30, 2026, the Company owns, manages or is invested in 164 senior housing communities with over 16,500 total units across 35 states, including 152 owned senior housing communities (inclusive of 48 managed by third-party property managers, 15 leased pursuant to triple-net leases, three owned through a joint venture investment in a consolidated entity and four owned through a joint venture investment in an unconsolidated entity) and 12 communities that the Company manages on behalf of a third-party.
Safe Harbor
This release contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, as such factors may be updated from time to time in the Company’s other filings with the SEC, and include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings to satisfy its short and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration or overtime laws; elevated market interest rates that increase the cost of certain of our debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and the Company’s projections related to such acquisitions may not materialize as expected; our ability to integrate our business with CNL Healthcare Properties, Inc. (“CHP”) successfully, and to achieve the anticipated benefits; the possibility that companies that the Company has acquired (including CHP) or may acquire could have undiscovered liabilities, or that companies or assets that the Company has acquired (including CHP) or may acquire could involve other unexpected costs or may strain the Company’s management capabilities; potential adverse reactions or changes to business relationships resulting from the CHP Merger; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to maintain internal controls over financial reporting; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; the Company’s ability to maintain the security and functionality of its information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including HIPAA; and changes in accounting principles and interpretations.
For information about Sonida Senior Living, visit www.sonidaseniorliving.com or connect with the Company on Facebook, X or LinkedIn.

Investor Relations
Megan Caldwell
VP, Investor Relations
megan.caldwell@sonidaliving.com
ir@sonidaliving.com

Jason Finkelstein
jfinkelstein@sonidaliving.com

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Resident revenue	$188,023	$81,845	$296,450	$161,100
Rental income	7,506	—	9,201	—
Management fee income	1,185	1,134	2,330	2,195
Managed community reimbursement revenue	10,934	10,546	22,299	22,153
Total revenues	207,648	93,525	330,280	185,448
Expenses:
Operating expense	135,030	61,420	217,706	121,834
General and administrative expense	14,351	9,729	24,814	18,201
Transaction, transition and restructuring costs	4,775	461	30,869	1,071
Depreciation and amortization expense	43,183	13,646	63,143	27,332
Managed community reimbursement expense	10,934	10,546	22,299	22,153
Third-party property management fees	4,836	—	5,884	—
Total expenses	213,109	95,802	364,715	190,591
Other income (expense):
Interest income	321	986	540	1,228
Interest expense	(22,508)	(9,271)	(35,341)	(18,717)
Gain on extinguishment of debt, net	3,871	—	3,871	—
Loss from equity method investment	(604)	(383)	(812)	(713)
Other income (expense), net	(15)	9,063	539	8,513
Loss before provision for income taxes	(24,396)	(1,882)	(65,638)	(14,832)
Provision for income taxes	(325)	(91)	(533)	(166)
Net loss	(24,721)	(1,973)	(66,171)	(14,998)
Less: Net loss attributable to noncontrolling interests	257	410	479	906
Net loss attributable to Sonida shareholders	(24,464)	(1,563)	(65,692)	(14,092)

Dividends on Series A convertible preferred stock	—	(1,409)	(1,093)	(2,818)
Deemed dividend on induced conversion of Series A convertible preferred stock	—	—	(19,069)	—
Net loss attributable to common shareholders	$(24,464)	$(2,972)	$(85,854)	$(16,910)

Weighted average common shares outstanding — basic	46,806	18,093	35,987	18,070
Weighted average common shares outstanding — diluted	46,806	18,093	35,987	18,070

Basic net loss per common share	$(0.52)	$(0.16)	$(2.39)	$(0.94)
Diluted net loss per common share	$(0.52)	$(0.16)	$(2.39)	$(0.94)

Sonida Senior Living, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets:
Current assets
Cash and cash equivalents	$48,709	$11,008
Restricted cash	16,747	19,264
Accounts receivable, net of allowance for credit losses of $6.6 million and $2.6 million, respectively	23,672	18,611
Prepaid expenses and other assets	11,428	6,373
Assets held for sale	9,540	9,453
Derivative assets	342	8
Deferred issuance costs	—	13,163
Total current assets	110,438	77,880
Property and equipment, net	2,188,633	736,188
Investment in preferred equity	—	—
Investment in unconsolidated entities	1,846	8,789
Intangible assets, net	181,710	19,743
Goodwill	52,710	—
Other assets, net	13,404	2,245
Total assets (a)	$2,548,741	$844,845
Liabilities:
Current liabilities
Accounts payable	$18,261	$4,705
Accrued expenses	59,855	71,663
Current portion of debt, net of deferred loan costs	16,138	7,291
Deferred income	10,964	7,275
Federal and state income taxes payable	698	292
Liabilities held for sale	13,873	13,529
Other current liabilities	5,574	379
Total current liabilities	125,363	105,134
Long-term debt, net of deferred loan costs	1,555,414	682,450
Other long-term liabilities	1,756	1,006
Total liabilities (a)	1,682,533	788,590
Commitments and contingencies
Redeemable preferred stock:
Series A convertible preferred stock, $0.01 par value; none authorized, none issued and outstanding as of June 30, 2026 and 41 shares authorized, 41 shares issued and outstanding as of December 31, 2025	—	51,249
Equity:
Sonida’s shareholders’ equity (deficit):
Preferred stock, $0.01 par value:
Authorized shares - 15,000 as of June 30, 2026 and December 31, 2025; none issued or outstanding, except Series A convertible preferred stock as noted above as of December 31, 2025	—	—
Common stock, $0.01 par value:
Authorized shares - 100,000 as of June 30, 2026 and 30,000 as of December 31, 2025; 47,376 and 18,770 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	474	188
Additional paid-in capital	1,417,809	490,804
Retained deficit	(556,695)	(491,003)
Total Sonida shareholders’ equity (deficit)	861,588	(11)
Noncontrolling interest:	4,620	5,017
Total equity	866,208	5,006
Total liabilities, redeemable preferred stock and equity	$2,548,741	$844,845
(a) The condensed consolidated balance sheets include the following amounts related to our consolidated Variable Interest Entity (VIE): $1.7 million and $1.8 million of Cash and cash equivalents; $2.2 million and $2.0 million of Restricted cash; $0.2 million and $0.4 million of Accounts receivable, net; and $26.9 million and $28.8 million of Property and equipment, net; $1.5 million and $2.8 million of Intangible assets, net; $0.5 million and $1.0 million of Accounts payable; $0.7 million and $0.7 million of Accrued expenses; $0.1 million and $0.3 million of Deferred income; $19.8 million and $21.5 million of Debt, net of deferred loan costs; and $0.1 million and $0.1 million of Other long-term liabilities, in each case, as of June 30, 2026 and December 31, 2025, respectively.

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(66,171)	$(14,998)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	63,143	27,332
Amortization of deferred loan costs	3,259	844
(Gain) loss on derivative instruments, net	(3,057)	781
Gain on extinguishment of debt, net	(3,871)	—
Loss from equity method investment	812	713
Provision for credit losses	2,731	1,440
Non-cash stock-based compensation expense	4,555	2,199
Other non-cash items	312	364
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable, net	(1,895)	(5,628)
Prepaid expenses	1,082	2,010
Other assets, net	(1,086)	(16)
Accounts payable and accrued expenses	(8,932)	(3,265)
Federal and state income taxes payable	(332)	(113)
Deferred income	(17,719)	1,270
Customer deposits	—	(178)
Net cash provided by (used in) operating activities	(27,169)	12,755
Cash flows from investing activities:
Acquisition of new business, net of cash acquired	(913,002)	—
Return of investment in unconsolidated entity	11,109	392
Acquisition of investment in unconsolidated entities	(1,846)	—
Acquisition of new communities	—	(22,533)
Capital expenditures	(19,193)	(15,330)
Net cash used in investing activities	(922,932)	(37,471)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	108,780	—
Proceeds from issuance of debt	1,152,500	29,000
Repayments of debt	(248,614)	(6,567)
Capital contributions from noncontrolling investors in joint ventures	717	287
Distributions to noncontrolling investors in joint ventures	—	(132)
Acquisition of noncontrolling interests	(3,577)	—
Purchase of derivative assets	(1,242)	—
Series A convertible preferred induced conversion consideration and closing costs	(5,125)	—
Dividends paid on Series A convertible preferred stock	(1,093)	(2,818)
Deferred loan costs paid	(15,600)	(62)
Other financing costs	(1,461)	(382)
Net cash provided by financing activities	985,285	19,326
Increase (decrease) in cash, cash equivalents, and restricted cash	35,184	(5,390)
Cash, cash equivalents, and restricted cash at beginning of period	30,272	39,087
Cash, cash equivalents, and restricted cash at end of period	$65,456	$33,697

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited) (Continued)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$35,392	$17,883
Income taxes paid, net	$849	$267
Non-cash investing and financing activities:
Non-cash common stock issued for acquisition of new business	$771,819	$—
Non-cash issuance of common stock for induced conversion of Series A convertible preferred stock	$47,656	$—
Non-cash modification of warrants	$3,577	$—
Insurance financed through insurance notes payable	$—	$3,293
Non-cash mortgage resolution	$12,991
Non-cash property and equipment disposed in mortgage resolution	$(9,486)	$—
Non-cash additions of property and equipment	$1,545	$1,180
Non-cash right-of-use assets	$1,053	$643

DEFINITIONS
RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period. Our management uses RevPOR for decision making, and we believe the measure provides useful information to investors, because it reflects the average amount of resident revenue we derive from an occupied unit per month without factoring occupancy rates. RevPOR is a significant driver of our senior housing revenue performance.
Same-Store Portfolio is defined by the Company as SHOP communities that are wholly or partially owned, and operational for the full year in each year beginning as of January 1st of the prior year. Our management uses Same-Store Portfolio operating results and data for decision making and components of executive compensation, and we believe such results and data provide useful information to investors, because it enables comparisons of revenue, expense, and other operating measures for a consistent portfolio over time without giving effect to the impacts of communities that were not consolidated and operational for the comparison periods, communities acquired or disposed during the comparison periods (or planned for disposition). In addition, the CHP SHOP communities were evaluated for inclusion in the Same-Store Portfolio and have been included as if they were owned by the Company at the beginning of the applicable period.
Non Same-Store Portfolio is defined by the Company as SHOP communities that are wholly or partially owned and either (i) not operational or not owned for the full year in each year beginning as of January 1st of the prior year or (ii) have undergone or are undergoing strategic repositioning as a result of significant changes in the business model, care offerings, and/or capital re-investment plans, that in each case, have disrupted, or are expected to disrupt, normal course operations. These communities will be included in the Same-Store Portfolio once operating under normal course operating structures for the full year in each year beginning as of January 1st of the prior year. In addition, the CHP SHOP communities that were not included in the Same-Store Portfolio are included in the Non Same-Store Portfolio as if they were owned by the Company at the beginning of the applicable period.
Senior Housing Operating Properties (SHOP) “Senior Housing” is defined as residential real estate assets designed to accommodate the needs of senior residents, including but not limited to independent living, assisted living, and memory care facilities. Within this category, “Senior Housing Operating Properties” (SHOP) refers exclusively to those properties in which the Company, directly or through third-party management agreements, maintains operational control and bears the associated risks and rewards of ownership, including but not limited to occupancy, revenue generation, and operating expenses. For the avoidance of doubt, this definition expressly excludes senior housing properties subject to triple net lease (“NNN”) agreements or similar lease structures. Under such agreements, operational responsibilities, including property management, operating expenses, and financial performance, are borne solely by the lessee, and the Company’s involvement is limited to receiving fixed rental payments. As such, NNN Portfolio assets are not included within the scope of the SHOP portfolio.
NON-GAAP FINANCIAL MEASURES
This earnings release contains the financial measures (1) Net Operating Income, (2) Net Operating Income Margin, (3) Adjusted EBITDA, (4) Nareit Funds from Operations (5) Normalized Funds from Operations and Normalized Funds from Operations per share and (6) Same-store amounts for certain of these metrics, each of which is not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP, which are included below.
The Company believes that presentation of Net Operating Income and Net Operating Income Margin as performance measures is useful to investors because such measures are some of the metrics used by the Company’s management to evaluate the performance of the Company’s owned portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the Company’s owned communities, and to make day-to-day operating decisions. The Company also believes that the presentation of such non-GAAP financial measures and Adjusted EBITDA is useful to investors because such measures provide an assessment of operational factors that management can impact in the short-term, primarily revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Net Operating Income, Net Operating Income Margin and Adjusted EBITDA have material limitations as performance measures, including the exclusion of certain expenses that are necessary to operate the Company and oversee its communities. Furthermore, such non-GAAP financial measures exclude (i) interest that is necessary to operate the Company’s business under its current financing and capital structure, and (ii) depreciation, amortization, and impairment charges that may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures. The Company may also incur income/expense similar to those for which adjustments may be made and such income/expense may significantly affect the Company’s operating results.

Net Operating Income and Net Operating Income Margin
Net Operating Income and Net Operating Income Margin are non-GAAP performance measures that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income (expense), provision for income taxes, management fee income, and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, transaction, transition and restructuring costs, impairment of long-lived assets, gain on extinguishment of debt, loss from equity method investment, casualty loss, non-recurring settlement fees, non-income tax, and non-property tax. Net Operating Income Margin is calculated by dividing Net Operating Income by resident revenue. The Company presents these non-GAAP measures on a consolidated community and same-store community basis, and also on an at-share basis. In addition, for periods presented in which we did not own CHP during the full period, includes an adjustment representing the impact to NOI and NOI Margin from CHP (calculated on the same basis as the Company) for the applicable period as if the Company had acquired CHP on the first day of such period.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, gain on extinguishment of debt, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for credit losses, long-lived asset impairment, casualty losses, and transaction, transition and restructuring costs. The Company presents this non-GAAP measure on an at-share basis. In addition, for periods presented in which we did not own CHP during the full period, includes an adjustment representing the impact to Adjusted EBITDA from CHP (calculated on the same basis as the Company) for the applicable period as if the Company had acquired CHP on the first day of such period.
Nareit Funds from Operations and Normalized Funds from Operations
Funds from operations (“FFO”), established by the National Association of Real Estate Investment Trusts (“Nareit” and “Nareit FFO”) is a non-GAAP performance measure the Company uses which is defined as net income (loss) attributable to common shareholders (calculated in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
The Company defines Normalized FFO as Nareit FFO excluding other income (expense), net, transaction, transition and restructuring costs, net, expenses or recoveries related to significant disruptive events and casualty losses, non-recurring settlement fees, gains of extinguishment of debt, net, gains and losses on derivatives, net and changes in the fair value of financial instruments, and other normalized items related to noncontrolling interests and unconsolidated entities.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminish predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance.
Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other companies, which may define similarly titled measures differently than the Company does. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NET OPERATING INCOME AND NET OPERATING INCOME MARGIN (UNAUDITED)
The following table presents a reconciliation of the Non-GAAP Financial Measures of Net Operating Income and Net Operating Income Margin, in each case, on a consolidated community and same-store community basis to the most directly comparable GAAP financial measure of net income (loss) for the periods indicated:

(Dollars in thousands)	Three Months Ended June 30,		Three Months Ended March 31,
	2026	2025	2026
Same-Store NOI (1)
Net loss	$(24,721)	$(1,973)	$(41,450)
General and administrative expense	14,351	9,729	10,463
Transaction, transition and restructuring costs	4,775	461	26,094
Third-party management fees	4,836	—	1,048
Depreciation and amortization expense	43,183	13,646	19,960
Interest income	(321)	(986)	(219)
Interest expense	22,508	9,271	12,833
Gain on extinguishment of debt, net	(3,871)	—	—
Loss from equity method investment	604	383	208
Other (income) expense, net	15	(9,063)	(554)
Provision for income taxes	325	91	208
Rental income	(7,506)	—	(1,695)
Management fee income	(1,185)	(1,134)	(1,145)
Other operating expenses (2)	3,147	811	1,320
Consolidated SHOP NOI before at-share adjustments	56,140	21,236	27,071
NOI attributable to unconsolidated investments (3)	690	504	685
NOI attributable to noncontrolling interests (4)	(362)	(274)	(517)
NOI for Non Same-Store communities (1)	(4,968)	(1,655)	(1,252)
Same-Store SHOP NOI	51,500	19,811	25,987
Pro forma NOI adjustment (5)	—	24,229	22,034
Same-Store SHOP NOI (pro forma) (5)	51,500	44,040	48,021
Resident revenue	188,023	81,845	108,427
Resident revenue attributable to unconsolidated investments (3)	2,699	2,333	2,595
Resident revenue attributable to noncontrolling interests (4)	(1,726)	(1,752)	(2,067)
Resident revenue for Non Same-Store communities (1)	(30,884)	(13,592)	(18,934)
Resident revenue for Same-Store pro forma adjustment (5)	—	77,519	63,956
Same-Store SHOP resident revenue (pro forma) (5)	$158,112	$146,353	$153,977
Same-Store SHOP NOI Margin (pro forma) (5)	32.6%	30.1%	31.2%
(1) Q2 2026 excludes 27 Non Same-Store consolidated communities. Q2 2025 excludes 14 Non Same-Store consolidated communities. Q1 2026 excludes 27 Non Same-Store consolidated communities.
(2) Includes casualty loss, non-recurring settlement fees, income tax and personal property tax.
(3) Sonida’s interests in joint ventures in which Sonida is the minority partner.
(4) Minority partner’s interests in joint ventures in which Sonida is the majority partner.
(5) Q1 2026 and Q2 2025 pro forma figures include CHP results as if Sonida acquired CHP on the first day of the applicable period. See “Pro Forma Financial Information” for important information regarding our presentation of pro forma information.

ADJUSTED EBITDA (UNAUDITED)
The following table presents a reconciliation of the Non-GAAP Financial Measure of Adjusted EBITDA before at-share adjustments, Adjusted EBITDA and Adjusted EBITDA, (pro forma) to the most directly comparable GAAP financial measure of net loss for the periods indicated:

(In thousands, except per share data)	Three Months Ended June 30,
	2026	2025
Adjusted EBITDA
Net loss	$(24,721)	$(1,973)
Depreciation and amortization expense	43,183	13,646
Stock-based compensation expense	2,159	1,226
Provision for credit losses	1,690	745
Interest income	(321)	(986)
Interest expense	22,508	9,271
Gain on extinguishment of debt, net	(3,871)	—
Other (income) expense, net	15	(9,063)
Provision for income taxes	325	91
Casualty losses, settlements, and other (1)	3,099	675
Transaction, transition and restructuring costs (2)	4,775	461
Adjusted EBITDA before at-share adjustments	$48,841	$14,093
Pro rata adjusted EBITDA for noncontrolling interest (3)	(262)	(173)
Pro rata adjusted EBITDA for unconsolidated joint venture (4)	1,416	736
Adjusted EBITDA	$49,995	$14,656
Pro forma Adjusted EBITDA (5)	—	23,814
Adjusted EBITDA (pro forma)	$49,995	$38,470

(1) Includes casualty loss, non-recurring settlement fees, and other.
(2) Transaction, transition and restructuring costs relate to legal and professional fees incurred for transactions, restructuring projects, or related projects.
(3) Minority partner’s interests in joint ventures in which Sonida is the majority partner.
(4) Sonida’s interests in joint ventures in which Sonida is the minority partner.
(5) Q2 2025 pro forma figures include CHP results as if Sonida acquired CHP on the first day of the period. See “Pro Forma Financial Information” for important information regarding our presentation of pro forma information.

NAREIT FFO AND NORMALIZED FFO RECONCILIATION (UNAUDITED)
The following table presents a reconciliation of the Non-GAAP Financial Measures of Nareit FFO and Normalized FFO to the most directly comparable GAAP financial measure of net loss for the period indicated:

(In thousands, except per share data)	Three Months Ended June 30, 2026

Nareit FFO and Normalized FFO
Net loss attributable to common stockholders	$(24,464)
Depreciation and amortization expense	43,183
Depreciation and amortization expense related to noncontrolling interest	(306)
Depreciation and amortization expense related to unconsolidated entity	485
Nareit FFO	$18,898
Other expense, net	15
Casualty losses, settlements, and other (1)	3,099
Transaction, transition and restructuring costs (2)	4,775
Gain on extinguishment of debt, net	(3,871)
Normalized items related to noncontrolling interests and unconsolidated entities, net (3)	1,154
Other normalized items, net	(353)
Normalized FFO	$23,717

Diluted weighted average shares outstanding (4)	48,929
Normalized FFO per share	$0.48

(1) Includes casualty loss, non-recurring settlement fees, and other.
(2) Transaction, transition and restructuring costs relate to legal and professional fees incurred for transactions, restructuring projects, or related projects.
(3) Minority partner’s interests in joint ventures in which Sonida is the majority partner and Sonida’s interests in joint ventures in which Sonida is the minority partner.
(4) Reflects the assumed exercise or conversion of all dilutive securities.

PRO FORMA FINANCIAL INFORMATION

On March 11, 2026, we completed our previously announced acquisition of CHP through a series of steps ending with a forward merger of CHP with and into a subsidiary of the Company (the “CHP Merger”), with such subsidiary surviving the CHP Merger, as a result of which we now indirectly own all of the assets of CHP.
For periods presented in which we did not own CHP during the full period, we present certain historical measures during our earnings call and in this earnings release on a “pro forma” basis as if the CHP Merger was consummated on the first day of the applicable period presented, as we believe such historical pro forma information provides investors with useful information about the combined business and a meaningful method of comparing the performance of combined business over historical periods. The historical pro forma information is being presented for informational purposes only and does not reflect the actual results we would have achieved had the CHP Merger occurred on the first day of the applicable period and may not be predictive of future results.
The historical CHP information used to prepare the historical pro forma information included herein is based on CHP’s books and records and, in certain cases, has been adjusted to conform to the Company’s presentation of certain metrics. For example, for NOI, NOI Margin and Adjusted EBITDA, we have included pro forma adjustments representing the impact of CHP as if we acquired CHP on the first day of the applicable period. These pro forma adjustments were calculated on the same basis as the Company calculates NOI, NOI Margin and Adjusted EBITDA. Accordingly, to the extent standalone CHP information is presented herein for historical periods it may not conform to similar information previously disclosed by CHP in its SEC filings prior to the consummation of the CHP Merger.
We believe that the historical pro forma information represents a reasonable estimate of the results of the combined business for the periods preceding the consummation of the CHP Merger; however, the pro forma information has not been audited. Further, the historical pro forma information does not reflect the cost of any integration activities or benefits from the CHP Merger that may be derived, both of which may have a material effect on our consolidated results in periods following completion of the CHP Merger. As a result, there can be no assurance that the historical pro forma information accurately reflects the actual results of the combined business for the periods preceding the consummation of the CHP Merger.
The historical “pro forma” information presented during our earnings call and herein should not be viewed as a substitute for consolidated financial results presented in accordance with United States generally accepted accounting principles (“GAAP”) or pro forma financial statements prepared in accordance with Article 11 of Regulation S-X. Please refer to our consolidated financial statements in our Form 10-Q filed with the SEC on August 10, 2026 for our actual historical results presented in accordance with GAAP for the quarter ended June 30, 2026 and our Current Report on Form 8-K filed with the SEC on May 18, 2026 for our actual pro forma combined results prepared in accordance with Article 11 of Regulation S-X for the year ended December 31, 2025 and the three months ended March 31, 2026.
Our independent registered public accounting firm has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the historical combined information included herein and does not express an opinion or any other form of assurance with respect thereto.

CHP PRO FORMA ADJUSTMENTS (UNAUDITED)
The following table presents historical CHP pro forma information for the periods indicated:

(In thousands)	January 1, 2026 through	Three Months Ended
	March 10, 2026	June 30, 2025

Pro forma resident revenue	$74,332	$90,406
Pro forma resident revenue for Non Same-Store Portfolio	(10,376)	(12,887)
Pro forma resident revenue Same-Store adjustment	$63,956	$77,519

Pro forma SHOP NOI	$24,122	$26,670
Pro forma Non Same-Store SHOP NOI	(2,088)	(2,441)
Pro forma Same-Store NOI adjustment	$22,034	$24,229

Pro forma Adjusted EBITDA:
Pro forma SHOP NOI	*	$26,670
Rental income	*	7,183
Provision for credit losses	*	227
General and administrative expenses	*	(5,750)
Third-party management fees	*	(4,516)
Pro Forma Adjusted EBITDA	*	$23,814

* Not applicable.